UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 8, 2017 (June 5, 2017)

Date of Report (Date of earliest event reported)

CRESTWOOD EQUITY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 2550 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 519-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2017, William C. Gautreaux resigned as Chief Marketing Officer and President, Supply and Logistics Group of Crestwood Equity GP LLC, the general partner of Crestwood Equity Partners LP (the “Partnership”). Mr. Gautreaux’s resignation is effective as of June 30, 2017.

In connection with his resignation, Mr. Gautreaux entered into a Separation Agreement and Release with Crestwood Operations LLC, an affiliate of the Partnership (“Crestwood Operations”), dated as of June 8, 2017 (the “Separation Agreement”). Under the Separation Agreement, Mr. Gautreaux will receive (i) $1,741,826 of severance payments to be allocated over 18 months after his separation date, (ii) reimbursement for the employer contribution portion of elected COBRA coverage for a period of up to 18 months and (iii) accelerated vesting of all unvested restricted units and performance units. In addition, pursuant to the Separation Agreement, certain provisions of the Employment Agreement between Mr. Gautreaux and Crestwood Operations, dated January 21, 2014, as amended will remain in effect after June 30, 2017, including the provisions contained therein related to non-competition, non-solicitation, non-use and non-disclosure of confidential information, ownership and assignment of intangible rights, and non-disparagement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP

	By:	Crestwood Equity GP LLC, its General Partner

Date: June 8, 2017	By:	/s/ Michael K. Post
Michael K. Post
Vice President, Assistant General Counsel